Exhibit 10.10

Form of Agreement with Mr. Page

AGREEMENT

This Agreement is entered into as of the 29th day of September, 2009 by and between Digital Lifestyles Group, Inc., a Delaware corporation (the "Corporation"), and Mr. Ken Page, an executive officer, director and employee of the Corporation.

WHEREAS, pursuant to the terms of that certain Employment Agreement dated as of September 27, 2007 by and between the Corporation and Mr. Page, Mr. Page is owed $141,000 in accrued and unpaid compensation through the date hereof.

WHEREAS, Mr. Page has agreed to forgive a portion of such accrued but unpaid compensation and to accept five year non-qualified options as full and complete payment for the balance of the accrued but unpaid compensation owed him.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Recitals.  The foregoing recitals are true and correct.

2.           Forgiveness of Accrued Compensation.  Mr. Page hereby irrevocably forgives an aggregate of $44,000 of accrued but unpaid compensation due him.

3.           Issuance of Options in Settlement of Accrued Compensation.  Mr. Page hereby accepts five year non-qualified options to purchase an aggregate of 388,000 shares of the Corporation’s common stock to be granted under the Corporation’s 2009 Stock Compensation Plan as full and complete payment for the balance of $97,000 in accrued but unpaid compensation due him.  Mr. Page acknowledges his understanding that such options and the shares issuable upon the exercise thereof shall be “restricted securities” as that term is defined under the Securities Act of 1933 and that these shares may not be sold, transferred, pledged or otherwise disposed of or encumbered by me except pursuant to the applicable rules and regulations under the Securities Act of 1933 or applicable state securities laws.

4.           Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

5.           Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the 649 Sparta Highway, Suite 102, Crossville, TN  38555 or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

6.           Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

7.           Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

8.           Construction and Enforcement.  This Agreement shall be construed in accordance with the laws of the State of Delaware, without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Cumberland County in the State of Tennessee.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Cumberland County, Tennessee, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Cumberland County, Tennessee, has been brought in an inconvenient forum.

9.           Access to Independent Advisors.  Mr. Page acknowledges that, in executing this agreement, he has had the opportunity to seek the advice of such independent legal counsel and/or tax professionals as he deemed necessary and appropriate to the full understanding of the terms of this agreement, and he has read and understood all of the terms and provisions of this agreement.

10.           Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIGITAL LIFESTYLES GROUP, INC.

By:
Brad McNeil, Director

Ken Page

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